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                                                   Adopted February 7, 1996

                                 BY-LAWS OF
                    THE COUNTRYBASKETS INDEX FUND, INC.

                                 ARTICLE I.

                          Fiscal Year and Offices

      Section 1. Fiscal Year. Unless otherwise provided by resolution of the Board of Directors the fiscal year of The CountryBaskets Index Fund, Inc. (the "Corporation") shall begin on November 1 and end on the last day of October.

      Section 2. Registered Office. The registered office of the Corporation in Maryland shall be located at 32 South Street, Baltimore, Maryland 21202, and the name and address of its Resident Agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

      Section 3. Other Offices. The Corporation shall have such additional places of business, either within or outside the State of Maryland, as the Board of Directors may from time to time designate.


                                ARTICLE II.

                          Meetings of Stockholders

      Section 1. Place of Meeting. Meetings of the Stockholders shall be held in such place in the United States as may from time to time be designated by the Board of Directors and stated in the notice of the Meeting.

      Section 2. Annual Meetings. The Corporation shall not be required to hold an annual meeting of Stockholders in any year in which the election of directors is not required to be acted upon under the Investment Company Act of 1940, as amended (the "Act"). In the event that the Corporation shall hold an annual meeting of stockholders, such meeting shall be held at a date and time set by the Board of Directors, provided, however, that if the purpose of the meeting is to elect directors or to approve an investment advisory agreement or distribution agreement, then the date and time of such meeting shall be set in accordance with the Act. Any meeting of Stockholders held in accordance with the preceding sentence may constitute the annual meeting of Stockholders for the fiscal year of the Corporation in which the meeting is held.

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      Section 3.  Special Meetings.  Special meetings of the Stockholders may be called at any time by the Chairman of the Board or the President, or by a majority of the Board of Directors, and shall be called by the Chairman of the Board, President or Secretary upon written request of (a) the holders of record of not less than ten percent of the outstanding shares of the Corporation, in the case of any request to call a special meeting for the purpose of voting on the question of removal of any Director or Directors and (b) the holders of shares entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting, in any other case; provided that any such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on, and the Stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary of the Corporation shall determine and specify to such Stockholders. No special meeting need be called upon the request of holders of common stock entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter (other than the removal of any Director or Directors) which is substantially the same as a matter voted on at any meeting of the Stockholders held during the preceding twelve months.

      Section 4. Stockholder Communications. Whenever ten or more Stockholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent of the outstanding shares, whichever is less, shall apply to the Board of Directors in writing, stating that they wish to communicate with other Stockholders with a view to obtaining signatures to a request for a meeting pursuant to subsection (a) of Section 3 and accompanied by a form of communication and request which they wish to transmit, the Secretary of the Corporation shall within five business days after receipt of such application either--

      (a) afford to such applicants access to a list of the names and addresses of all shareholders as shown in the records of the Corporation; or

      (b) inform such applicants as to the approximate number of Stockholders of record, and the approximate cost of mailing to them the proposed communication and form of request.

      If the Corporation elects to follow the course specified in subsection (b) of this Section 4 the Secretary of the Corporation, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Stockholders of record at their addresses as shown in the records of the Corporation, unless within five business days after such tender the Secretary of the Corporation shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written

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statement signed by at least a majority of the Board of Directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

      Section 5. Notice. Not less than ten nor more than ninety days before the date of every annual or special meeting of the Stockholders, the Secretary shall give to each Stockholder entitled to vote at such meeting and to each other Stockholder entitled to notice of such meeting, written notice stating the time and place of the meeting and, in the case of a special meeting of Stockholders or when otherwise required by the laws of the State of Maryland, the purpose of the meeting. Notice of adjournment of a Stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting. Such notice shall be given in the manner required by the laws of the State of Maryland. No notice of the time, place or purpose of any meeting of Stockholders need be given to any Stockholder who attends in person or by proxy or to any Stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

      Section 6. Record Date for Meetings. Subject to the provisions of Maryland law, the Board of Directors may fix in advance a date as the record date for the determination of the Stockholders entitled to receive notice of, and to vote at any meeting and any adjournment thereof, or Stockholders entitled to receive payment of any dividend or the allotment of any other rights. Such date in any case shall not be more than ninety days and, in the case of a meeting of Stockholders, not less than ten days, prior to the date on which the action requiring the determination will be taken. Such Stockholders and only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof, or to receive such payment or allotment, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

      Section 7. Quorum. A quorum for the transaction of business at any meeting of Stockholders shall be as set forth in the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of the stock present or in person or by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented to a date not more than 120 days after the original record date. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

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      Section 8.  Voting.  Each Stockholder shall have one vote for each full share and a fractional vote for each fractional share of stock, irrespective of the series or class of stock, held by such Stockholder on the record date set pursuant to Section 6 on each matter submitted to a vote at a meeting of Stockholders. On any matter submitted to a vote of Stockholders, all shares of Common Stock of the Corporation then issued and outstanding and entitled to vote, irrespective of the series or class, shall be voted in the aggregate and not by series or class except (a) when otherwise expressly provided by the laws of the State of Maryland or the Articles of Incorporation, or when required by the Act, shares shall be voted by individual series or class; and (b) when the matter does not affect any interest of a particular series or class, then only Stockholders of such other series or class or series or classes whose interests may be affected shall be entitled to vote thereon. Such vote may be made in person or by proxy. At all meetings of the Stockholders, a quorum being present, the number of votes cast at such meeting sufficient to approve any matter which properly comes before such meeting shall be as set forth in the Articles of Incorporation unless the question is one which by express provision of the Act, as from time to time amended, a different vote is required, in which case such express provision shall control the decision of such question. At all meetings of the Stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

      Section 9. Voting - Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the Stockholder himself or by his attorney thereunto duly authorized in writing. No proxy shall be voted on after eleven months from its date unless it provides for a longer period.

      Section 10. Inspectors. At any election of Directors, the Board of Directors prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the holders of ten percent of the stock entitled to vote at such election shall, appoint one or more inspectors of election who shall first subscribe an oath of affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken.

      Section 11. Stock Ledger and List of Stockholders. It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

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      Section 12.  Conduct of Meetings.  Each meeting of Stockholders shall be presided over by the Chairman of the Board or, if he is not present, by the Vice Chairman of the Board or, if he is not present, by the President or, if he is not present, by a Vice-President or if none of them is present, by a chairman to be elected at the Meeting. The Secretary of the Corporation shall act as secretary of the meeting or, if he is not present, an Assistant Secretary shall so act. If neither the Secretary nor the Assistant Secretary is present, the chairman of the Meeting shall appoint a secretary.

      Section 13. Action Without Meeting. Any action to be taken by Stockholders may be taken without a meeting if (a) all Stockholders entitled to vote on the matter consent to the action in writing, and (b) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (c) the written consents are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at a meeting.


                                ARTICLE III.

                                 Directors

      Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all powers of the Corporation, except such as are by statute, or the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the Stockholders.

      Section 2. Number and Term of Office. The number of Directors which shall constitute the whole Board shall be determined from time to time by the vote of a majority of the Directors then in office but shall not be fewer than three nor more than fifteen, provided that (a) if there is no stock of the Corporation outstanding the number of Directors may be less than three but not less than one and (b) if there is stock of the Corporation outstanding and so long as there are fewer than three Stockholders of record, the number of Directors may be less than three but not less than the number of Stockholders of record. Subject to the foregoing, until changed by the Board of Directors, the number of Directors shall initially be one. Each Director elected shall hold office until his successor is elected and qualifies. Directors need not be Stockholders.
At such time as the number of Directors first equals or exceeds three, the Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the entire Board permits, with the term of office of one class expiring at each annual meeting of Stockholders. At the annual meeting of Stockholders next following such division into three classes, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, Directors of the second class shall be elected to hold

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office for a term expiring at the second succeeding annual meeting and
Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders succeeding the annual meeting of stockholders next following such division into three classes, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. The term of office of a Director may not be longer than five years.

      Section 3. Vacancies. Subject to the provisions of the Act, any vacancy in the Board of Directors may be filled by a majority vote of the remaining Directors, although less than a quorum, or by a sole remaining Director, provided that any vacancy which results from an increase in the number of Directors may, subject to the provisions of the Act, be filled only by the vote of a majority vote of all the Directors then holding office. A Director elected by the Board of Directors to fill a vacancy serves until his successor is elected and qualifies or until his earlier resignation or removal.

      Section 4. Removal of Directors. At any meeting of Stockholders, the Stockholders of the Corporation may remove any Director from office, either with or without cause, by the affirmative vote of a majority of the votes entitled to be cast for the election of Directors and may elect a successor to fill any resulting vacancy for the unexpired term of the removed Director.

      Section 5. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held at any place in or out of the State of Maryland as the Board may from time to time determine.

      Section 6. Quorum. At all meetings of the Board of Directors one-third of the entire Board of Directors shall constitute a quorum for the transaction of business provided that in no case may a quorum be less than two persons. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless the concurrence of a greater proportion is required for such action by the laws of the State of Maryland, the Act, the Articles of Incorporation or these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may by a majority vote adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

      Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without additional notice at such time and place as shall from time to time be determined by the Board of Directors, provided that notice of any change in the time or place of such meetings shall be


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sent promptly to each Director not present at the meeting at which such change was made in the manner provided for notice of special meetings.

      Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day's notice to each Director. Special Meetings shall be called by the Chairman of the Board, President or SecretaZry in like manner and on like notice on the written request of two Directors.

      Section 9. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes, subject to the provisions of the Act, presence in person at the meeting.

      Section 10. Action Without a Meeting. Except as may be required by the Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

      Section 11. Committees. The Board of Directors may by resolution passed by a majority of the entire Board appoint from among its members an Executive Committee and other committees composed of two or more Directors, and may delegate to such committees any or all of such powers of the Board of Directors as may be provided in their resolutions and which the Board of Directors may lawfully delegate.

      Section 12. Action of Committees. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two Directors. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committee shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration. In the absence of any member of such committee the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

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      Section 13.  Compensation.  Any Director may be compensated for his services as Director or as a member of a committee of Directors, or as Chairman of the Board or chairman of a committee, by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, and in such manner and amounts as the Board of Directors may from time to time determine.


                                ARTICLE IV.

                                  Notices

      Section 1. Form. Notices to Stockholders shall be given in the manner required by the laws of the State of Maryland. Notices to Directors shall be oral or by telephone, telegram or telecopy or in writing delivered personally or mailed to the Directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Subject to the provisions of the Act, notice to Directors need not state the purpose of a regular or special meeting.

      Section 2. Waiver. Whenever any notice of the time, place or purpose of any meeting of Stockholders, Directors or a committee is required to be given under the provisions of Maryland law or under the provisions of the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of Stockholders in person or by proxy, or at the meeting of Directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.


                                 ARTICLE V.

                                  Officers

      Section 1. Executive Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors may, from time to time, elect or appoint a Controller, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors, at its discretion, may also appoint a Director as Chairman of the Board who shall perform and execute such executive and administrative duties and powers as the Board of Directors shall from time to time prescribe. The same person may hold two or more offices, except that no person shall be both President and Vice-President and no officer shall execute, acknowledge or verify any

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investment in more than one capacity, if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

      Section 2. Election. The Board of Directors shall choose a President, a Secretary and a Treasurer at its first meeting.

      Section 3. Other Officers. The Board of Directors from time to time may appoint such other officers and agents as it shall deem advisable, who shall hold their offices for such terms and shall exercise powers and perform such duties as shall be determined from time to time by the Board. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

      Section 4. Compensation. The salaries or other compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salary or other compensation of any subordinate officers or agents appointed pursuant to Section 3 of this
Article V.

      Section 5. Tenure. The officers of the Corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. In addition, any officer or agent appointed pursuant to Section 3 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, unless pursuant to Section 3 the power of appointment has been conferred by the Board of Directors on any other officer.

      Section 6. President. The President, unless the Chairman has been so designated, shall be the Chief Executive Officer of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The President, unless the Chairman has been so designated, shall also be the chief administrative officer of the Corporation and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 7. Chairman of the Board. The Chairman of the Board, if one shall be chosen, shall perform and execute such executive duties and administrative powers as the Board of Directors shall from time to time prescribe.

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      Section 8.  Vice-President.  The Vice-Presidents, in order of their seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

      Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Stockholders and record all the proceedings thereof and shall perform like duties for any committee when required. He (she) shall give, or cause to be given, notice of meetings of the Stockholders and of the Board of Directors, shall have charge of the records of the Corporation, including the stock books, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, under whose supervision he (she) shall be. He (she) shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, shall affix and attest the same to any instrument requiring it. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by his (her) signature.

      Section 10. Assistant Secretaries. The Assistant Secretaries in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

      Section 11. Treasurer. The Treasurer, unless another officer has been so designated, shall be the Chief Financial Officer of the Corporation. He (she) shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he (she) shall have general supervision of the funds and property of the Corporation and of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. He (she) shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his (her) transactions as Treasurer, and as soon as possible after the close of each financial year he (she) shall make and submit to the Board of Directors a like report for such financial year. He
(she) shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the next succeeding annual meeting of Stockholders and filed within twenty days thereafter at the principal office of the Corporation. He (she) shall perform all the acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

      Section 12. Assistant Treasurer. The Assistant Treasurers, in the order of their seniority, shall in the absence or disability of the


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Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors may from time to time presume.

      Section 13. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Act, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his (her) duties of the Corporation, including responsibility for negligence and for the accounting of any Corporation's property, funds or securities that may come into his
(her) hands.


                                ARTICLE VI.

                       Indemnification and Insurance

      Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify to the fullest extent permitted by law (including the Act) and the Articles of Incorporation, as currently in effect or as hereafter amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a Director, officer or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer or employee. To the fullest extent permitted by law (including the Act) and the Articles of Incorporation, as currently in effect or as hereafter amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, officer or employee as provided above. No amendment of this Article shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article, the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a Director, officer or employee of the Corporation which imposes duties on, or involves services by, such Director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

      Section 2. Insurance. Subject to the provisions of the Act, the Corporation, directly, through third parties or through affiliates of the Corporation, may purchase, or provide through a trust fund, letter of credit or surety bond insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or who, while a Director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, employee, partner, trustee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have the power to indemnify such person against such liability.


                                ARTICLE VII.

                                   Stock

      Section 1. Certificates. Stockholders are not entitled to receive certificates evidencing their share ownership unless the Directors shall, by resolution, otherwise determine.

      Section 2. Transfer of Capital Stock. Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation) (i) if a certificate or certificates have been issued, upon the surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares, or (ii) as otherwise prescribed by the Board of Directors. Every certificate exchanged, surrendered for redemption or otherwise returned to the Corporation shall be marked "Canceled" with the date of cancellation.

      Section 3. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Laws of the State of Maryland.

      Section 4. Transfer Agents and Registrars. The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

      Section 5. Stock Ledger. The Corporation shall maintain an original stock ledger containing the names and addresses of all Stockholders and the number and class of shares held by each Stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.


                               ARTICLE VIII.

                             General Provisions

      Section 1.  Custodianship.     The Corporation shall place and at all
times maintain in the custody of a custodian (including any subcustodian for the custodian) all funds, securities and similar investments owned by the Corporation. The Corporation shall have as custodian or custodians (including any subcustodian) banks of good standing which shall conform to the requirements of Section 17(f) of the Act and, to the extent required by the Act, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians (or subcustodians), provided such custodian or custodians (and any subcustodian) can be found ready and willing to act, and further provided that the Corporation may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Corporation, such foreign banks as the Board of Directors may approve and as shall be permitted by law. The Corporation shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

            (a) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

            (b) require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and

            (c) in the event that no successor custodian can be found, submit to the Stockholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether the Corporation shall be liquidated or shall function without a custodian.

      Section 2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

      Section 3. Execution of Instruments. Unless otherwise prescribed by the Board of Directors, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by any officer thereof.


                                ARTICLE IX.

                                 Amendments

      The Board of Directors shall have the power to make, alter and repeal the By-Laws of the Corporation.